Exhibit 99.1

HERSHEY REPORTS FIRST QUARTER RESULTS;
ANNOUNCES MAJOR GROWTH INITIATIVES;
REAFFIRMS EXPECTATIONS FOR 2006

HERSHEY, Pa., April 20, 2006—The Hershey Company (NYSE:HSY) today announced sales and earnings for the first quarter ended April 2, 2006. Consolidated net sales were $1,132,728,000 compared with $1,126,414,000 for the first quarter of 2005. Net income for the first quarter of 2006 was $120,968,000, or $.50 per share-diluted, compared with $113,022,000, or $.45 per share-diluted, for the comparable period of 2005.

The results reflect the expensing of employee stock options and other share-based compensation for all periods presented in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) Share-Based Payment (“SFAS No. 123R”), under the modified retrospective application method. Under the modified retrospective application method, the results for 2005 are reported as though stock options granted by the Company had been expensed beginning January 1, 2005.

For the first quarter of 2006, these results, prepared in accordance with generally accepted accounting principles (“GAAP”), include a net pre-tax charge of $1.7 million associated with the previously announced business realignment initiatives to advance the Company’s value-enhancing strategy. Net income from operations, which excludes the net charge for the first quarter of 2006, was $122,183,000, or $.50 per share-diluted, compared with $113,022,000, or $.45 per share-diluted in 2005.

Modest sales growth, strong productivity, solid cost control, and a lower tax rate generated an 11.1 percent increase in diluted earnings per share from operations.

First-Quarter Performance

“Results for the first quarter were mixed,” said Richard H. Lenny, Chairman, President and Chief Executive Officer, “as modest sales growth was leveraged through productivity improvement and cost control to deliver solid earnings from operations.  Our sales performance was impacted by earlier seasonal shipments, which benefited our market share results, as well as lower single-serve shipments. This slowdown can be attributed to a price increase buy-in from last year and a reduction in retail inventory levels at selected customers.

“Importantly, Hershey’s marketplace leadership continued to strengthen. We gained market share in all major product segments and across most classes of trade on both a seasonal and everyday basis. New products such as Kissables and Ice Breaker Ice Cubes were solid contributors to our share gains.

“As we approach the balance of 2006, we’ve identified several opportunities to ensure that Hershey continues to deliver a superior value proposition to both our consumers and our customers. We’re accelerating the development and introduction of innovative platforms. Specifically, we’re expanding our presence within the dark chocolate, refreshment, cookies, and single-serve snack nut segments. These platforms deliver highly incremental sales and profitability while enabling Hershey to leverage its iconic brands, marketplace leadership, and in-store presence. In addition, we’ll be reducing the absolute number of both existing and new products. This will streamline our business system and ensure the appropriate focus on these high growth initiatives.

“Across the business system, we have good visibility into our full-year cost profile. We anticipate expanding operating margins will provide the appropriate leverage to improving sales performance. Therefore, for the full year 2006, we expect that net sales will increase at a rate somewhat above our 3-4 percent long-term goal, with diluted earnings per share from operations to increase slightly above our 9-11 percent long-term expectations,” Lenny concluded.

Note: In this sales and earnings release, Hershey has provided income measures excluding certain items described above, in addition to net income determined in accordance with GAAP. These non-GAAP financial measures, as shown in the attached pro forma income statements, are used in evaluating results of operations for internal purposes. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations.

Live Web Cast

As previously announced, the Company will hold a conference call with analysts today at 8:30 a.m. Eastern Time. The conference call will be web cast live via Hershey’s corporate Website www.hersheys.com. Please go to the Investor Relations Section of the Website for further details.

Safe Harbor Statement

This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: our ability to implement and generate expected ongoing annual savings from the initiatives to advance our value-enhancing strategy; changes in raw material and other costs and selling price increases; our ability to implement improvements to and reduce costs associated with our supply chain; pension cost factors, such as actuarial assumptions, market performance and employee retirement decisions; changes in our stock price, and resulting impacts on our expenses for incentive compensation, stock options and certain employee benefits; market demand for our new and existing products; changes in our business environment, including actions of competitors and changes in consumer preferences; changes in governmental laws and regulations, including taxes; risks and uncertainties related to our international operations; and such other matters as discussed in our Annual Report on Form 10-K for 2005.

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Media Contact:    Stephanie L. Moritz     (717) 534-7641
Financial Contact:  James A. Edris           (717) 534-7556

The Hershey Company
Summary of Consolidated Statements of Income
for the periods ended April 2, 2006 and April 3, 2005
(in thousands except per share amounts)

	First Quarter

	2006	2005

Net Sales	$1,132,728	$1,126,414

Costs and Expenses:
Cost of Sales	702,878	695,584
Selling, Marketing and Administrative	216,794	233,158
Business Realignment Charge	3,331	----

Total Costs and Expenses	923,003	928,742

Income Before Interest and Income Taxes (EBIT)	209,725	197,672
Interest Expense, net	25,203	19,404

Income Before Income Taxes	184,522	178,268
Provision for Income Taxes	63,554	65,246

Net Income	$120,968	$113,022

Net Income Per Share - Basic - Common	$0.52	$0.47
- Basic - Class B	$0.47	$0.43
- Diluted	$0.50	$0.45

Shares Outstanding - Basic - Common	178,892	185,715
- Basic - Class B	60,818	60,829
- Diluted	243,147	250,323

Key Margins:
Gross Margin	37.9%	38.2%
EBIT Margin	18.5%	17.5%
Net Margin	10.7%	10.0%

The Hershey Company
Pro Forma Summary of Consolidated Statements of Income
for the periods ended April 2, 2006 and April 3, 2005
(in thousands except per share amounts)

	First Quarter
	2006	2005

Net Sales	$1,132,728	$1,126,414

Costs and Expenses:
Cost of Sales	704,477 (a)	695,584
Selling, Marketing and Administrative	216,794	233,158
Business Realignment Charge	--- (b)	---

Total Costs and Expenses	921,271	928,742

Income Before Interest and Income Taxes (EBIT)	211,457	197,672
Interest Expense, net	25,203	19,404

Income Before Income Taxes	186,254	178,268
Provision for Income Taxes	64,071	65,246

Net Income	$122,183	$113,022

Net Income Per Share - Basic - Common	$0.52	$0.47
- Basic - Class B	$0.47	$0.43
- Diluted	$0.50	$0.45

Shares Outstanding - Basic - Common	178,892	185,715
- Basic - Class B	60,818	60,829
- Diluted	243,147	250,323

Key Margins:
Adjusted Gross Margin	37.8%	38.2%
Adjusted EBIT Margin	18.7%	17.5%
Adjusted Net Margin	10.8%	10.0%

(a) Excludes business realignment credit of $(1.6) million pre-tax or $(1.0) million after-tax for the first quarter.
(b) Excludes business realignment charge of $3.3 million pre-tax or $2.2 million after-tax for the first quarter.

The Hershey Company
Consolidated Balance Sheets
as of April 2, 2006 and December 31, 2005
(in thousands of dollars)

Assets	2006	2005

Cash and Cash Equivalents	$43,940	$67,183
Accounts Receivable - Trade (Net)	414,807	559,289
Deferred Income Taxes	70,347	78,196
Inventories	720,380	610,284
Prepaid Expenses and Other	109,665	93,988

Total Current Assets	1,359,139	1,408,940

Net Plant and Property	1,648,125	1,659,138
Goodwill	487,666	487,338
Other Intangibles	141,380	142,626
Other Assets	590,222	597,194

Total Assets	$4,226,532	$4,295,236

Liabilities and Stockholders' Equity

Loans Payable	$1,088,331	$819,115
Accounts Payable	177,907	167,812
Accrued Liabilities	417,734	507,843
Taxes Payable	51,996	23,453

Total Current Liabilities	1,735,968	1,518,223

Long-Term Debt	752,781	942,755
Other Long-Term Liabilities	402,544	412,929
Deferred Income Taxes	403,456	400,253

Total Liabilities	3,294,749	3,274,160

Total Stockholders' Equity	931,783	1,021,076

Total Liabilities and Stockholders' Equity	$4,226,532	$4,295,236